Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 2, 2008, relating to the consolidated financial statements of Dycom Industries, Inc. and subsidiaries, and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 26, 2008.
Deloitte & Touche LLP
Miami, Florida
September 5, 2008